Exhibit 99.1

IBM REPORTS 2021 FIRST-QUARTER RESULTS

Growing hybrid cloud platform adoption; Return to revenue growth; Strong cash flow

Highlights

First Quarter:

●	GAAP EPS from continuing operations of $1.06; Operating (non-GAAP) EPS of $1.77
●	Revenue of $17.7 billion, up 1 percent (down 2 percent adjusting for currency)

- Cloud & Cognitive Software up 4 percent (up 1 percent adjusting for currency)

- Systems up 4 percent (up 2 percent adjusting for currency)

- Global Business Services up 2 percent (down 1 percent adjusting for currency)

●	Total cloud revenue of $6.5 billion, up 21 percent (up 18 percent adjusting for divested businesses and currency)

- Cloud revenue of $26.3 billion over last 12 months, up 19 percent (up 18 percent adjusting for divested businesses and currency)

●	Red Hat revenue up 17 percent (up 15 percent adjusting for currency), normalized for historical comparability
●	GAAP gross profit margin of 46.3 percent, up 120 basis points; Operating (non-GAAP) gross profit margin of 47.3 percent, up 110 basis points
●	Net cash from operating activities of $4.9 billion, up $0.4 billion; adjusted free cash flow of $2.2 billion, up $0.8 billion

- Over last 12 months: Net cash from operating activities of $18.6 billion; adjusted free cash flow of $11.6 billion

●	Debt reduced by $5.1 billion since year end 2020

ARMONK, N.Y., April 19, 2021 . . . IBM (NYSE: IBM) today announced first-quarter 2021 earnings results.

“Strong performance this quarter in cloud, driven by increasing client adoption of our hybrid cloud platform, and growth in software and consulting enabled us to get off to a solid start for the year," said Arvind Krishna, IBM chairman and chief executive officer. "While we have more work to do, we are confident we can achieve full-year revenue growth and meet our adjusted free cash flow target in 2021.”

	FIRST QUARTER 2021
				Pre-tax		Gross
	Diluted	Net	Pre-tax	Income		Profit
	EPS	Income	Income	Margin		Margin
GAAP from Continuing Operations	$1.06	$1.0B	$0.9B	5.1%		46.3%
Year/Year	(19)%	(19)%	NM	5.4	Pts	1.2	Pts

Operating (Non-GAAP)	$1.77	$1.6B	$1.8B	10.0%		47.3%
Year/Year	(4)%	(3)%	158%	6.1	Pts	1.1	Pts

NM-Not meaningful

“In the first quarter we continued to improve the fundamentals of our business model," said James Kavanaugh, IBM senior vice president and chief financial officer. "With strong cash generation and disciplined financial management, we increased investments in our hybrid cloud and AI capabilities, while significantly deleveraging in the quarter and supporting our commitment to a secure and growing dividend.”

Cash Flow and Balance Sheet

In the first quarter, the company generated net cash from operating activities of $4.9 billion, or $2.1 billion excluding Global Financing receivables. IBM’s free cash flow was $1.5 billion, which includes $0.6 billion of cash impacts from the company’s structural actions initiated in the fourth quarter of 2020 and the transaction costs associated with the separation of the managed infrastructure services business. IBM’s adjusted free cash flow, excluding these cash impacts, was $2.2 billion. The company returned $1.5 billion to shareholders in dividends.

Over the last 12 months, the company generated net cash from operating activities of $18.6 billion. IBM’s free cash flow for the last 12 months was $11.0 billion. The company’s adjusted free cash flow, excluding cash impacts as described above, was $11.6 billion.

IBM ended the first quarter with $11.3 billion of cash on hand (includes marketable securities), down $3.0 billion from year-end 2020. Debt, including Global Financing debt of $18.3 billion, totaled $56.4 billion, down $5.1 billion since the end of 2020, and down $16.6 billion since closing the Red Hat acquisition.

Segment Results for First Quarter

●	Cloud & Cognitive Software (includes Cloud & Data Platforms, Cognitive Applications and Transaction Processing Platforms) — revenues of $5.4 billion, up 3.8 percent (up 0.8 percent adjusting for currency). Cloud & Data Platforms grew 13 percent (up 10 percent adjusting for currency), led by the company’s hybrid cloud platform and Cloud Pak growth. Cognitive Applications grew 4 percent (up 2 percent adjusting for currency), led by growth in Security. Transaction Processing Platforms declined 12 percent (down 15 percent adjusting for currency). Cloud revenue up 38 percent (up 34 percent adjusting for currency). Gross profit margin up 60 basis points.
●	Global Business Services (includes Consulting, Application Management and Global Process Services) — revenues of $4.2 billion, up 2.4 percent (down 1.4 percent adjusting for currency), with growth in Consulting and Global Process Services. Application Management revenue declined. Cloud revenue up 33 percent (up 28 percent adjusting for currency). Gross profit margin up 100 basis points.
●	Global Technology Services (includes Infrastructure & Cloud Services and Technology Support Services) — revenues of $6.4 billion, down 1.5 percent (down 5.3 percent adjusting for currency). Infrastructure & Cloud Services and Technology Support Services declined. Cloud revenue up 6 percent (up 2 percent adjusting for currency). Gross profit margin up 60 basis points.
●	Systems (includes Systems Hardware and Operating Systems Software) — revenues of $1.4 billion, up 4.3 percent (up 2.2 percent adjusting for currency), led by IBM Z, while Power and Storage Systems declined. Operating Systems Software declined. Cloud revenue up 23 percent (up 21 percent adjusting for currency). Gross profit margin up 430 basis points.
●	Global Financing (includes financing and used equipment sales) — revenues of $240 million, down 20.0 percent (down 21.9 percent adjusting for currency), driven by lower financing volumes and sale of receivables.

Full-Year 2021 Expectations

The company expects to grow revenue for the full year 2021 based on mid-April 2021 foreign exchange rates. The company also expects adjusted free cash flow of $11 billion to $12 billion in 2021. Adjusted free cash flow expectations exclude approximately $3 billion of cash impacts from the company’s structural actions initiated in the fourth quarter of 2020 and the transaction costs associated with the separation of the managed infrastructure services business.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; the possibility that the proposed separation of the managed infrastructure services unit of the company’s Global Technology Services segment will not be completed within the anticipated time period or at all, the possibility of disruption or unanticipated costs in connection with the proposed separation or the possibility that the separation will not achieve its intended benefits; the company’s ability to successfully manage acquisitions, alliances and dispositions, including integration challenges, failure to achieve objectives, the assumption of liabilities, and higher debt levels; fluctuations in financial results; impact of local legal, economic, political, health and other conditions; the company’s failure to meet growth and productivity objectives; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; reliance on third party distribution channels and ecosystems; cybersecurity and data privacy considerations; adverse effects from environmental matters, tax matters; legal proceedings and investigatory risks; the company’s pension plans; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission or in materials incorporated therein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:

IBM results —

●	adjusting for currency (i.e., at constant currency);
●	total cloud revenue adjusting for divested businesses and currency;
●	Red Hat revenue normalized for historical comparability;
●	presenting operating (non-GAAP) earnings per share amounts and related income statement items;
●	net cash from operating activities, excluding Global Financing receivables;
●	free cash flow;
●	adjusted free cash flow.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today. The Webcast may be accessed via a link at https://www.ibm.com/investor/events/earnings-1q21. Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Sarah Meron, 347-891-1770
sarah.meron@ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
REVENUE
Cloud & Cognitive Software	$5,437	$5,238
Global Business Services	4,234	4,136
Global Technology Services	6,370	6,467
Systems	1,427	1,368
Global Financing	240	299
Other	23	62
TOTAL REVENUE	17,730	17,571

GROSS PROFIT	8,204	7,922

GROSS PROFIT MARGIN
Cloud & Cognitive Software	76.0%	75.4%
Global Business Services	28.2%	27.2%
Global Technology Services	34.5%	34.0%
Systems	54.5%	50.2%
Global Financing	31.9%	40.7%

TOTAL GROSS PROFIT MARGIN	46.3%	45.1%

EXPENSE AND OTHER INCOME
S,G&A	5,174	5,955
R,D&E	1,630	1,625
Intellectual property and custom development income	(147)	(116)
Other (income) and expense	362	182
Interest expense	280	326
TOTAL EXPENSE AND OTHER INCOME	7,299	7,972

INCOME/(LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	905	(49)
Pre-tax margin	5.1%	(0.3)%
Provision for/(Benefit from) income taxes	(51)	(1,226)
Effective tax rate	(5.6)%	NM %

INCOME FROM CONTINUING OPERATIONS	$956	$1,176
DISCONTINUED OPERATIONS
Income/(Loss) from discontinued operations, net of taxes	(1)	(1)

NET INCOME	$955	$1,175

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK
Assuming Dilution
Continuing Operations	$1.06	$1.31
Discontinued Operations	$0.00	$0.00
TOTAL	$1.06	$1.31

Basic
Continuing Operations	$1.07	$1.32
Discontinued Operations	$0.00	$0.00
TOTAL	$1.07	$1.32

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
Assuming Dilution	901.7	895.0
Basic	893.6	888.0

NM-Not meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	March 31,	December 31,
(Dollars in Millions)	2021	2020
ASSETS:

Current Assets:
Cash and cash equivalents	$10,531	$13,212
Restricted cash	142	463
Marketable securities	600	600
Notes and accounts receivable - trade, net	6,458	7,132
Short-term financing receivables, net	8,822	10,892
Other accounts receivable, net	787	714
Inventories	1,828	1,839
Deferred costs	2,223	2,107
Prepaid expenses and other current assets	2,647	2,206
Total Current Assets	34,038	39,165

Property, plant and equipment, net	9,452	10,040
Operating right-of-use assets, net	4,483	4,686
Long-term financing receivables, net	5,922	7,086
Prepaid pension assets	7,800	7,610
Deferred costs	2,336	2,449
Deferred taxes	8,953	9,241
Goodwill	59,984	59,617
Intangibles, net	13,535	13,796
Investments and sundry assets	2,125	2,282
Total Assets	$148,629	$155,971

LIABILITIES:

Current Liabilities:
Taxes	$2,640	$3,301
Short-term debt	5,198	7,183
Accounts payable	4,140	4,908
Deferred income	14,197	12,833
Operating lease liabilities	1,337	1,357
Other liabilities	9,031	10,287
Total Current Liabilities	36,542	39,869

Long-term debt	51,206	54,355
Retirement related obligations	17,346	18,248
Deferred income	4,153	4,301
Operating lease liabilities	3,379	3,574
Other liabilities	14,489	14,897
Total Liabilities	127,116	135,244

EQUITY:

IBM Stockholders’ Equity:
Common stock	56,788	56,556
Retained earnings	162,218	162,717
Treasury stock — at cost	(169,360)	(169,339)
Accumulated other comprehensive income/(loss)	(28,257)	(29,337)
Total IBM Stockholders’ Equity	21,389	20,597

Noncontrolling interests	124	129
Total Equity	21,513	20,727

Total Liabilities and Equity	$148,629	$155,971

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

			Trailing Twelve
	Three Months Ended		Months Ended
	March 31,		March 31,
(Dollars in Millions)	2021	2020	2021
Net Cash Provided by Operating Activities per GAAP:	$4,914	$4,476	$18,635

Less: change in Global Financing (GF) Receivables	2,863	2,381	4,831
Capital Expenditures, Net	(529)	(737)	(2,835)

Free Cash Flow	1,522	1,358	10,969

Structural actions initiated in 4Q20 & Spin-off charges (1)	631	—	680

Adjusted Free Cash Flow	2,153	1,358	11,649

Free Cash Flow	1,522	1,358	10,969

Acquisitions	(1,120)	(13)	(1,442)
Divestitures	(15)	26	461
Dividends	(1,457)	(1,440)	(5,815)
Non-GF Debt	(1,725)	3,503	(5,007)
Other (includes GF Net Receivables and GF Debt)	(207)	(426)	88

Change in Cash, Cash Equivalents, Restricted Cash and Short-term Marketable Securities	$(3,002)	$3,008	$(744)

(1) Includes cash impacts incurred in the period related to structural actions initiated in 4Q20 and spin-off related costs.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in Millions)	2021	2020
Net Income from Operations	$955	$1,175
Depreciation/Amortization of Intangibles	1,672	1,635
Stock-based Compensation	213	189
Working Capital / Other	(789)	(905)
Global Financing A/R	2,863	2,381
Net Cash Provided by Operating Activities	$4,914	$4,476
Capital Expenditures, net of payments & proceeds	(529)	(737)
Divestitures, net of cash transferred	(15)	26
Acquisitions, net of cash acquired	(1,120)	(13)
Marketable Securities / Other Investments, net	(335)	(178)
Net Cash Provided by/(Used in) Investing Activities	$(2,000)	$(902)
Debt, net of payments & proceeds	(4,299)	1,356
Dividends	(1,457)	(1,440)
Common Stock Transactions - Other	(26)	(31)
Net Cash Provided by/(Used in) Financing Activities	$(5,783)	$(115)
Effect of Exchange Rate changes on Cash	(134)	(403)
Net Change in Cash, Cash Equivalents and Restricted Cash	$(3,002)	$3,057

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	Three Months Ended March 31, 2021
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$5,437	$4,234	$6,370	$1,427	$240
Internal	832	55	313	189	168
Total Segment Revenue	$6,269	$4,289	$6,683	$1,616	$408

Pre-tax Income/(Loss) from Continuing Operations	1,428	390	140	(2)	166

Pre-tax Margin	22.8%	9.1%	2.1%	(0.1)%	40.8%

Change YTY Revenue - External	3.8%	2.4%	(1.5)%	4.3%	(20.0)%
Change YTY Revenue - External @constant currency	0.8%	(1.4)%	(5.3)%	2.2%	(21.9)%

	Three Months Ended March 31, 2020
	Cloud &	Global	Global
	Cognitive	Business	Technology		Global
(Dollars in Millions)	Software	Services	Services	Systems	Financing
Revenue
External	$5,238	$4,136	$6,467	$1,368	$299
Internal	813	46	294	148	212
Total Segment Revenue	$6,052	$4,183	$6,761	$1,516	$511

Pre-tax Income/(Loss) from Continuing Operations	933	271	(178)	(217)	194

Pre-tax Margin	15.4%	6.5%	(2.6)%	(14.3)%	37.9%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31, 2021
	Continuing Operations
		Acquisition-		Retirement-		Tax		Spin-off-
		Related		Related		Reform		Related		Operating
	GAAP	Adjustments (1)		Adjustments (2)		Impacts		Charges (4)		(Non-GAAP)
Gross Profit	$8,204	$175		$—		$—		$3		$8,382
Gross Profit Margin	46.3%	1.0	Pts	—	Pts	—	Pts	0.0	Pts	47.3%
S,G&A	5,174	(293)		—		—		(58)		4,823
R,D&E	1,630	—		—		—		—		1,630
Other (Income) & Expense	362	(1)		(343)		—		—		18
Interest Expense	280	—		—		—		—		280
Total Expense & Other (Income)	7,299	(294)		(343)		—		(58)		6,604
Pre-tax Income from Continuing Operations	905	469		343		—		61		1,777
Pre-tax Income Margin from Continuing Operations	5.1%	2.6	Pts	1.9	Pts	—	Pts	0.3	Pts	10.0%
Provision for/(Benefit from) Income Taxes (3)	(51)	104		61		49		15		179
Effective Tax Rate	(5.6)%	7.3	Pts	4.5	Pts	2.7	Pts	1.0	Pts	10.1%
Income from Continuing Operations	956	365		282		(49)		46		1,599
Income Margin from Continuing Operations	5.4%	2.1	Pts	1.6	Pts	(0.3)	Pts	0.3	Pts	9.0%
Diluted Earnings/(Loss) Per Share: Continuing Operations	$1.06	$0.40		$0.31		$(0.05)		$0.05		$1.77

	Three Months Ended March 31, 2020
	Continuing Operations
		Acquisition-		Retirement-		Tax		Spin-off-
		Related		Related		Reform		Related		Operating
	GAAP	Adjustments (1)		Adjustments (2)		Impacts		Charges (4)		(Non-GAAP)
Gross Profit	$7,922	$188		$—		$—		$—		$8,110
Gross Profit Margin	45.1%	1.1	Pts	—	Pts	—	Pts	—	Pts	46.2%
S,G&A	5,955	(285)		—		—		—		5,670
R,D&E	1,625	—		—		—		—		1,625
Other (Income) & Expense	182	(1)		(264)		—		—		(83)
Interest Expense	326	—		—		—		—		326
Total Expense & Other (Income)	7,972	(285)		(264)		—		—		7,422
Pre-tax Income/(Loss) from Continuing Operations	(49)	473		264		—		—		688
Pre-tax Income Margin from Continuing Operations	(0.3)%	2.7	Pts	1.5	Pts	—	Pts	—	Pts	3.9%
Provision for/(Benefit from) Income Taxes (3)	(1,226)	102		14		149		—		(961)
Income from Continuing Operations	1,176	371		250		(149)		—		1,649
Income Margin from Continuing Operations	6.7%	2.1	Pts	1.4	Pts	(0.8)	Pts	—	Pts	9.4%
Diluted Earnings/(Loss) Per Share: Continuing Operations	$1.31	$0.42		$0.28		$(0.17)		$—		$1.84

(1)  Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs.

(2)  Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.

(3)  Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results. The effective tax rate is not displayed as the calculated rate for the three months ended March 31, 2020 is not meaningful.

(4) Managed infrastructure services spin-off charges primarily relate to transaction and third-party support costs, business separation and applicable employee retention fees, pension settlements and related tax charges.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended		Trailing Twelve Months
	March 31, 2021		March 31, 2021
Cloud Revenue Adjusting for Divested Businesses and Currency	Change YTY		Change YTY

Cloud revenue as reported	21.3%		19.2%
Impact from divested businesses	0.3	Pts	1.0	Pts
Currency impact	(4.0)	Pts	(1.7)	Pts
Cloud revenue adjusting for divested businesses and currency (non-GAAP)	17.7%		18.4%

	Three Months Ended
	March 31, 2021
Red Hat Revenue, Normalized for Historical Comparability	Change YTY

Red Hat Revenue GAAP growth rate (1)	53%
Impact from purchase accounting deferred revenue and intercompany adjustments (2)	(35)	Pts
Red Hat revenue growth rate, normalized for historical comparability (non-GAAP)	17%
Impact from currency	(3)	Pts
Red Hat revenue growth rate, normalized for historical comparability and adjusting for currency (non-GAAP)	15%

(1) Represents change in GAAP revenue as reported by IBM, which is included in the Cloud & Cognitive Software segment.

(2) Represents change in the first-quarter 2021 impact of the deferred revenue purchase accounting adjustment and adjustments to add back revenue which was eliminated for sales between Red Hat and IBM. This line represents revenue that would have been recognized by Red Hat under GAAP if the acquisition had not occurred, but was not recognized by IBM due to purchase accounting and intercompany adjustments.